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                                    EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               September 12, 2000


Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, CA  94925

                Re: Restoration Hardware, Inc. - Registration Statement for Offering of an Aggregate of 506,973 Shares of Common Stock

                Dear Ladies and Gentlemen:

        We have acted as counsel to Restoration Hardware, Inc. a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 506,973 shares of common stock (the "Shares") authorized for issuance under the Company's 1998 Stock Incentive Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of duly authorized stock option agreements or duly authorized direct stock issuances under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, or the Shares.



                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP
                                ------------------------------------
                                BROBECK, PHLEGER & HARRISON LLP